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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-191522 on Form S-3 of our report relating to the consolidated financial statements of PennyMac Financial Services, Inc. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the recapitalization and reorganization) dated March 14, 2014, except for Note 26, as to which the date is June 27, 2014, appearing in the Current Report on Form 8-K dated June 27, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 27, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM